      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997


                                                      REGISTRATION NO. 333-23667
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               MID-STATE TRUST VI
                   (Name of trust issuing Asset Backed Notes)
                  OF WHICH MID-STATE HOMES, INC. IS DEPOSITOR
      (Exact name of registrant as specified in its governing instruments)

                            ------------------------

                               MID-STATE TRUST VI
                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-1000
                    (Address of principal executive offices)

                            ------------------------

                           WILMINGTON TRUST COMPANY,
                     AS OWNER TRUSTEE OF MID-STATE TRUST VI
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                    (Name and address of agent for service)

                            ------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

    JORDAN M. SCHWARTZ, ESQ.           EDWARD A. PORTER, ESQ.           RENWICK D. MARTIN, ESQ.
     PATRICK T. QUINN, ESQ.            MID-STATE HOMES, INC.                BROWN & WOOD LLP
 CADWALADER, WICKERSHAM & TAFT     1500 NORTH DALE MABRY HIGHWAY         ONE WORLD TRADE CENTER
        100 MAIDEN LANE                 TAMPA, FLORIDA 33607            NEW YORK, NEW YORK 10048
    NEW YORK, NEW YORK 10038               (813) 871-4811                    (212) 839-5300
         (212) 504-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below are the fees and expenses (other than underwriting discounts and commissions to be incurred with the issuance and distribution of the shares).

SEC Filing Fee.................................................  $  133,076
Indenture Trustee's Fees.......................................      38,751
Owner Trustee's Fees...........................................       9,000
Legal Fees and Expenses........................................     507,500*
Accounting Fees and Expenses...................................     150,000*
Blue Sky and Legal Investment Fees and Expenses................      10,000*
Printing Fees and Expenses.....................................      80,000*
Rating Agency Fees and Expenses................................     210,000*
Miscellaneous..................................................      10,673*
                                                                 ----------
    Total......................................................  $1,149,000*
                                                                 ----------
                                                                 ----------

------------------------

*   Estimated.

ITEM 31. SALES OF SPECIAL PARTIES.

    Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

    Pursuant to the terms of the Trust Agreement the Issuer will issue and sell to the Depositor, on or prior to the date of initial issuance of the Notes and in exchange for the Depositor's covenant to pay for the Issuer's organizational expenses, a certificate of beneficial interest representing a 100% beneficial interest in the Issuer, in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The By-laws of Walter Industries, Inc. ("Walter Industries"), a Delaware corporation and indirect owner of all of the issued and outstanding shares of the capital stock of the Depositor, provide that, to the fullest extent permitted by Delaware law, Walter Industries will indemnify any current or former director or officer of Walter Industries and may, at the discretion of the board of directors, indemnify any current or former employee or agent of Walter Industries, against certain liabilities, including liabilities incurred by reason of the fact that such person is or was serving, at the request of Walter Industries, as a director, officer, partner, trustee, employee or agent of another corporation or partnership, joint venture, trust or other enterprise. To the extent that directors and officers of the Depositor serve or have previously served as directors, officers, employees or agents of Walter Industries, they are eligible for indemnification by Walter Industries against liabilities in respect of actions taken in their capacities as directors or officers of the Depositor.

    The directors and officers of the Depositor are covered by a directors' and officers' liability insurance policy maintained by Walter Industries for the benefit of all of its subsidiaries.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not Applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements filed in the Prospectus: not applicable.

    (b) Exhibits


       1.  Form of Underwriting Agreement*
      3.1  Form of Trust Agreement*
      4.1  Form of Indenture (including forms of Notes)*
      5.1  Opinion of Counsel to the Issuer as to the legality of the Notes*
      8.1  Opinion of Special Federal Income Tax Counsel to the Issuer as to federal income tax matters*
     10.1  Form of Servicing Agreement*
     10.2  Form of Purchase and Sale Agreement*
     23.1  Consents of Counsel and Special Federal Income Tax Counsel to Issuer (included in exhibits 5.1 and 8.1)*
      24.  Power of Attorney*
     25.1  Statement of Eligibility and Qualification on Form T-1 of First Union National Bank of
           North Carolina, as Trustee, under the Trust VI Indenture relating to the Trust VI
           Notes


------------------------

*   Previously filed.

ITEM 36. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the provisions contained in Florida law, the Depositor's Certificate of Incorporation and By-Laws or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the reimbursement by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on June 3, 1997.



                                MID-STATE HOMES, INC.

                                as depositor for and on behalf of Mid-State
                                Trust VI

                                By:             /s/ DONALD M. KURUCZ
                                     -----------------------------------------
                                               Name: Donald M. Kurucz
                                               Title: VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-11 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    */s/ KENNETH E. HYATT       President, Principal
------------------------------    Executive Officer and        June 3, 1997
       Kenneth E. Hyatt           Director

     */s/ RICHARD E. ALMY
------------------------------  Director                       June 3, 1997
       Richard E. Almy

    */s/ DEAN M. FJELSTUL       Vice President, Principal
------------------------------    Financial Officer and        June 3, 1997
       Dean M. Fjelstul           Director

   /s/ JOSEPH H. KELLY, JR.
------------------------------  Controller (Principal          June 3, 1997
     Joseph H. Kelly, Jr.         Accounting Officer)




*By:                /s/ JOSEPH H. KELLY, JR.
             --------------------------------------
                      Joseph H. Kelly, Jr.
                      Attorney-in-fact(1)


------------------------


(1) Joseph H. Kelly, Jr., by signing his name hereto, does sign the document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


1.                --  Form of Underwriting Agreement*
2.                --  Form of Trust Agreement*
4.1               --  Form of Indenture (including forms of Notes)*
5.1               --  Opinion of Counsel to the Issuer as to the legality of the Notes*
8.1               --  Opinion of Special Federal Income tax Counsel to the Issuer as to federal income tax matters*
10.1              --  Form of Servicing Agreement*
10.2              --  Form of Purchase and Sale Agreement*
23.1              --  Consents of Counsel and Special Counsel to Issuer (included in exhibits 5 and 8)*
24.               --  Power of Attorney*
25.1              --  Statement of Eligibility and Qualification on Form T-1 of First Union National Bank
                      of North Carolina, as Trustee, under the Indenture relating to the Notes**


------------------------

*   Previously Filed.


** Exhibit 7 (Statement of Condition of Indenture Trustee) to this Exhibit 25.1 (Form T-1) has been filed in paper format pursuant to a continuing hardship exemption.